UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 26, 2016

EMS FIND, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-174759	30-0934969
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)
73 Buck Road, Suite 2, Huntingdon Valley, PA		19006
(Address of principal executive offices)		(Zip Code)

267-320-2255
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under   any of the following provisions:

(   )  Written communications pursuant to Rule 425 under the Securities Act (17CRF 230.425)

(   )  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

(   )  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF 240.14d-2

        (b))

(   )  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4

        (c))

Item 4.01.  Changes in Registrant's Certifying Accountant.

(a) The Board of Directors of the Company was advised by letter dated July 26, 2016, of the resignation of Green & Company, CPAs, its independent registered public accounting firm. On August 2, 2016, the accounting firm of Leigh J. Kremer, CPA was engaged as the Company's new independent registered public accounting firm, to audit the Company’s financial statements for its fiscal year ending June 30, 2016. From the date that Green & Company, CPAs were engaged, March 8, 2016, to the present time, or any other period of time, Green & Company, CPAs did not issue any audit reports on the Company's financial statements.  During the Company's most recent fiscal year and the subsequent interim periods thereto, there were no disagreements with Green & Company, CPAs, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Green & Company, CPAs, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the Company's financial statements.

The Company has requested that Green & Company, CPAs furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter is attached as an exhibit to this Form 8-K.

b) On August 2, 2016, the Company engaged Leigh J. Kremer, CPA as its independent registered public accounting firm. During the two most recent fiscal years and the interim periods preceding the engagement, the Company has not consulted Leigh J. Kremer, CPA regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 8.01.  Other Events.

As of August 23, 2016, the Company has 33,011,272 shares of common stock issued and outstanding.

Item 9.01   Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.

Description

16.1

Letter on change in certifying accountant from Green & Company, CPAs

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 25, 2016	EMS Find, INC.

	By:	/s/ Steve Rubakh
Steve Rubakh
President and Chief Executive Officer